A healthy products company	2838 Bovaird Drive W.
Brampton, ON Canada L7A 0H2
T: (905) 455 1990
F: (905) 455 2529
www.sunopta.com

September 8, 2008

CERTIFICATE OF MAILING

TO WHOM IT MAY CONCERN:

This is to verify that on or about September 4, 2008 the materials for the Annual Meeting of Shareholders of SunOpta Inc. to be held at 4 p.m. on September 25, 2008 were sent to every shareholder of record on August 15, 2008 and to all the Directors of the Company.

Yours truly,

/s/John Dietrich

John Dietrich
Vice President,
Chief Financial Officer